Exhibit 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information of Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A of Fidelity Advisor Series VII: Fidelity Advisor Consumer Industries Fund, Fidelity Advisor Cyclical Industries Fund, Fidelity Advisor Financial Services Fund, Fidelity Advisor Technology Fund, Fidelity Advisor Health Care Fund, Fidelity Advisor Natural Resources Fund, and Fidelity Advisor Utilities Growth Fund, of our report dated September 14, 1998, on the financial statements and financial highlights included in the July 31, 1998 Annual Report to Shareholders of Fidelity Advisor Consumer Industries Fund, Fidelity Advisor Cyclical Industries Fund, Fidelity Advisor Financial Services Fund, Fidelity Advisor Technology Fund, Fidelity Advisor Health Care Fund, Fidelity Advisor Natural Resources Fund, and Fidelity Advisor Utilities Growth Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information.
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
September 23, 1998